Exhibit 99.1

Covanta Holding Corporation Initiates Strategic Review to Unlock Shareholder Value, Announces Leadership Transition

Director Michael W. Ranger Appointed President and Chief Executive Officer,
Succeeding Stephen J. Jones

MORRISTOWN, N.J., October 29, 2020 – Covanta Holding Corporation (NYSE: CVA) (the “Company” or “Covanta”) today announced the launch of a comprehensive strategic review of the Company’s operations, growth priorities, and capital structure. The board of directors has appointed Michael Ranger as President and Chief Executive Officer to lead this review and its subsequent execution. Mr. Ranger succeeds Stephen Jones, who is stepping down from his roles at Covanta.

Covanta is a world leader in waste-to-energy, with unparalleled operational capabilities, a portfolio of irreplaceable assets that provide essential services to municipalities and commercial customers, and attractive growth opportunities. Even as the Company’s underlying business continues to perform well, particularly during the pandemic, the board believes that the value of the Company’s assets and potential are not fully reflected in the market today. Therefore, this strategic review is a well-timed opportunity to explore all options to enhance shareholder value, including assessing plans for each of our business lines and geographies. This review will be broad in scope and will be completed in due course.

Sam Zell, Chairman of the Board, said: “We believe that now is the right time to review and refocus our strategy to capitalize most effectively on Covanta’s strengths. Mike brings significant depth of experience in the power and waste-to-energy industries, with specific expertise in driving strategic and structural improvements in infrastructure businesses, and we are fortunate to have him lead this initiative for Covanta.”

Mr. Zell continued: “As our CEO for the past 6 years, Steve positioned the company for future success and on behalf of the board, I want to thank him for his leadership.”

Michael Ranger, newly-appointed Chief Executive Officer, said: “This is an opportunity to step into a company that has significant value creation potential, and I appreciate the board’s confidence. I look forward to working with Covanta’s talented team to unlock this value for our shareholders. The dedication of our employees is crucial to our shared success, and the strong long-term relationships with clients and host communities will continue to be one of the cornerstones of our business.”

Mr. Ranger continued: “We have already begun to re-align the management team in order to sharpen our focus on key priorities. Derek Veenhof will lead our core domestic waste-to-energy business as Chief Operating Officer, with responsibility for commercial activities, facility operations and asset management. Further, I am pleased that Owen Michaelson, a Covanta director since 2018, will be joining the team in January as President of Covanta Europe. Owen brings his three decades of experience in development and the waste industry in the UK to our growing business in the UK and Ireland.”

Conference Call Information
Covanta will host its previously scheduled conference call at 8:30 AM Eastern Daylight Time tomorrow (Friday October 30, 2020) where it will discuss third quarter 2020 results as well as this update. The conference call will be attended by Sam Zell, Chairman of the Board, Michael Ranger, President and CEO and Brad Helgeson, CFO.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 0066556. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 2019 Annual Report on Form 10-K, as well as Part 1, Item 2 and Part II, Item 1A - Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q.

Investor Contact
Dan Mannes
1.862.345.5456
IR@covanta.com

Media Contact
James Regan
1.862.345.5216